REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pollard-Kelley Auditing Services, Inc.
Auditing Services
4500 Rockside Road, Suite 450 Independence OH  44131 330-836-2558

Report of Independent Certified Public Accountants

Board of Directors

Visitrade, Inc.

We have audited the accompanying balance sheets of Visitrade, Inc. as of December 31, 2006, 2005 and 2004 and the related statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in notes to the financial statements the Company has not generated significant revenues or profits to date.  This factor among others raises substantial doubt the Company will be able to continue as a going concern.  The Company’s continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management’s plans concerning this matter are also discussed in notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006, 2005 and 2004, and the results of its operations and it cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting standards.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.

January 5, 2009
Independence, Ohio